                                [THIS CONFORMING PAPER FORMAT
                                DOCUMENT IS BEING SUBMITTED
                                PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-51149
                                and 33-52695.


              Pricing Supplement No. 29  Dated November 21, 1996
                (To Prospectus Dated November 15, 1995 and
                Prospectus Supplement Dated November 15, 1995)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                            Medium Term Senior Notes, Series C

Original Issue Date:                    November 26, 1996

Principal Amount:                       $5,000,000.00

Interest Rate Basis:                    [ ] Commercial Paper Rate
                                        [ ] Prime Rate
                                        [ ] Federal Funds RAte
                                        [X] LIBOR
                                        [X] Telerate Screen Project 3750
                                        [ ] Treasury Rate
                                         2 year Treasury Constant Maturities
                                         (H.15) Telerate Screen Page 7055


Index Maturity:                         Monthly

Spread:                                 1 Month Libor + 43.5

Initial Interest Rate                   1 Month Libor + 43.5/To Be Determined

Regular Record Dates:                   15 Calender days prior to Interest
                                        Payment Dates

Interest Determination Dates:           Second London Business Day Preceding
                                        the Interest Reset Date

Interest Payment Dates:                 Same as interest reset dates

Interest Reset Dates:                   Monthly on the third Wednesday
                                        commencing December 18, 1996

Specified Currency in which
Denominated:                            U.S. Dollars

Stated Maturity:                        November 26, 2001

Issue Price (As a Percentage
of Principal Amount):                   100%



Redemption and Early                    The Note cannot be redeemed
Repayment Provisions:                   prior to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certified Note(s)